MEMORANDUM OF UNDERSTANDING

This Memorandum of Understanding (“MOU”) is entered into on this October 18th, 2024, by and between:

iQSTEL Inc., a Nevada corporation having its principal place of business at 300 Aragon Ave, Suite 375, Coral Gables, FL 33134 (hereinafter referred to as the “Company” or “iQSTEL”), and

M2B Funding Corp., a Florida corporation having its principal place of business at 66 W Flagler Street, Suite 900, Miami, FL 33130 (hereinafter referred to as the “Holder” or “M2B Funding”).

Collectively referred to as the “Parties” and individually as a “Party.”

WHEREAS

•	iQSTEL issued a Secured Convertible Promissory Note dated January 1, 2024, with a principal amount of $2,222,222.22 (the "First Note") with a maturity date of January 1, 2025, to M2B Funding Corp. M2B Funding has converted
•	iQSTEL issued a Secured Convertible Promissory Note dated March 13, 2024, with a principal amount of $1,111,111.11 (the "Second Note") with a maturity date of March 12, 2025, to M2B Funding Corp.;
•	iQSTEL issued a Secured Convertible Promissory Note dated March 26, 2024, with a principal amount of $555,555.56 (the "Third Note") with a maturity date of March 25, 2025, to M2B Funding Corp.;
•	The Parties wish to extend the maturity dates of the First Note, Second Note, and Third Note by 12 months; and
•	As consideration for the extension of the maturity dates, iQSTEL will issue shares of its common stock to M2B Funding Corp.

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NOW, THEREFORE, the Parties acting in good faith agree as follows:

1.	Extension of Maturity Dates

The maturity dates of the First Note, Second Note, and Third Note are hereby extended by twelve (12) months as follows:

o	First Note: The maturity date is extended from January 1, 2025, to January 1, 2026, with an outstanding balance of $1,888,888.89;
o	Second Note: The maturity date is extended from March 12, 2025, to March 12, 2026;
o	Third Note: The maturity date is extended from March 25, 2025, to March 25, 2026.
2.	Extension Consideration for First Note

As consideration for extending the maturity date of the First Note, iQSTEL agrees to issue M2B Funding a total of 343,435 shares of iQSTEL’s common stock.

3.	Extension Consideration for Second Note

As consideration for extending the maturity date of the Second Note, iQSTEL agrees to issue M2B Funding a total of 202,021 shares of iQSTEL’s common stock.

4.	Extension Consideration for Third Note

As consideration for extending the maturity date of the Third Note, iQSTEL agrees to issue M2B Funding a total of 101,011 shares of iQSTEL’s common stock.

5.	Issuance of Shares

iQSTEL agrees to issue a total of 646,467 Restricted Common Shares to M2B Funding within three (3) business days of the receipt of Consideration. M2B Funding shall pay a cash consideration of $1,000 to iQSTEL to receive these shares, as well as the consideration of extending the maturity of the three Notes by 12 months respectively. All shares will be issued as restricted securities per R144.

6.	No Other Changes

Except as modified by this MOU, all other terms and conditions of the First Note, Second Note, and Third Note shall remain in full force and effect.

7.	Governing Law

This MOU shall be governed by and construed in accordance with the laws of the State of Nevada.

8.	Good Faith Agreement

The Parties acknowledge that they have reached this agreement in good faith and with the mutual intent to honor the commitments stated herein.

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Signatures

 iQSTEL Inc.

By: /s/ Leandro Jose Iglesias

Name: Leandro Jose Iglesias

Title: President & CEO

Date: Oct. 18th, 2024

M2B Funding Corp.

By: /s/ Daniel Kordash

Name: Daniel Kordash

Title: President

Date: Oct. 18th, 2024

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